NEWTEKONE, INC. CHANGE IN CONTROL AGREEMENT THIS CHANGE IN CONTROL AGREEMENT (this “Agreement”) is made by and between NEWTEKONE, INC. (the “Company”) and [*] (the “Executive”) (the Company and the Executive are each a “Party” and collectively, the “Parties”) and is entered into as of the [*] day of [*] (the “Effective Date”). WHEREAS, The Company and the Executive wish to enter into this Agreement to set forth the compensation and benefits that the Executive will be eligible to receive in the event that the Executive’s employment with the Company terminates following a Change in Control (defined herein). NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the Parties agree as follows: 1. Defined Terms: When used anywhere in the Agreement, the following terms shall have the meaning set forth herein. (a). “Board” shall mean the Board of Managers of the Company. (b). “Change in Control” shall mean any one of the following events: (i) the consummation of a sale of all or substantially all of the Company’s assets (other than to an Affiliate); (ii) the acquisition following the Effective Date of ownership, holding or power to vote more than 25% of the Company's voting shares by any person or persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934); (iii) the acquisition of the ability to control the election of a majority of the Board by any person or persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), other than (A) the Company, (B) any employee benefit plan or related trust sponsored by the Company or its Affiliates or (C) any underwriter temporarily holding securities pursuant to an offering; (iv) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934); or (v) during any period of two consecutive years, individuals (the “Continuing Managers”) who at the beginning of such period constitute the Board (the “Existing Board”) cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Managers then in office shall be considered a Continuing Manager, unless such approval was a result of an actual or publicly threatened solicitation of proxies by a person other than the Board. For purposes of defining Change in Control, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding. (c). “Good Reason” shall mean any of the following events, which has not been consented to in advance by the Executive in writing: (i) a material diminution of the Executive’s responsibilities or duties, (ii) a relocation of the Executive’s principal place of employment by more than 60 miles from its location at the Effective Date or (iii) a material reduction by the Company in the Executive’s base salary or the aggregate level of employee

2 benefits made available to the Executive from those being provided as of the date immediately preceding the Change in Control. In each such event listed in (i) through (iii) above, the Executive shall give the Company written notice thereof by no later than thirty (30) days after the initial occurrence of the event or condition allegedly constituting Good Reason which shall specify in reasonable detail the circumstances constituting Good Reason. There shall be no Good Reason with respect to any such event or condition cured by the Company within thirty (30) days after such notice. If the Company fails to cure such event or condition within this thirty (30) day period, Executive must terminate employment under this provision within sixty (60) days after the cure period has expired (and thereafter the Executive may no longer terminate his employment for a Good Reason based upon the event or condition that was not cured). (d). “Just Cause” shall mean the Executive’s (i) refusal, incompetence, intentional failure or neglect to perform the stated duties of the Executive’s employment (other than by reason of the Executive’s physical or mental illness or impairment); (ii) personal dishonesty, breach of fiduciary duty, fraud, embezzlement or misconduct with respect to the business or affairs of the Company or its affiliates; (iii) willful dishonesty or misrepresentation with respect to the Executive’s educational or employment history; (iv) indictment, conviction of or a plea of nolo contendere to a felony or of any crime involving dishonesty or moral turpitude; (v) breach of any material obligation under the Company’s human resources policies, including the Code of Business Code and Ethics, Insider Trading Policy or policies concerning confidential information; (vi) refusal to abide by or comply with the directives of the Board or the Company’s Chief Executive Officer, so long as those directives are lawful and ethical; (vii) willful violation of any law, rule or regulation (other than traffic violations or similar offenses); or (viii) the Executive’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by the Executive’s job description or the Executive’s loss of any governmental or self- regulatory license that is reasonably necessary for the Executive to perform his or her duties or responsibilities, in each case, as determined by the Board in its sole discretion. 2. Eligibility for Change in Control Payment. If (a) a Change in Control is consummated, and (b) within twelve (12) months following such Change in Control (the “Protection Period”), (i) the Company terminates the Executive’s employment for any reason (other than for Just Cause or the Executive’s death or disability) or (ii) the Executive resigns for Good Reason (each, a “Qualifying Termination”), the Executive shall be eligible to receive the Change in Control Payment, pursuant to the terms hereof. 3. Change in Control Payment. Upon a Qualifying Termination and subject to Section 4, the Executive will be eligible for [*] months of the Executive’s [*] in effect at the time of termination, payable on the first pay period following the 30th day after the termination of employment (the “Payment Date”). 4. Release and Waiver of Claims. As further consideration for the amounts to be paid by the Company to the Executive under this Agreement, the Executive will be required to execute and deliver to the Company, by no later than the Payment Date, and not revoke prior to the Payment Date, a general release and waiver of all legal claims against the Company, any affiliated or related entity, and their representatives in a form satisfactory to the Company (the “Release” ). No payments or benefits

3 will be provided hereunder unless the Release is valid and fully effective and cannot be revoked as of the Payment Date. 5. Other Severance Agreements and Policies. The Change in Control Payment provided to the Executive pursuant to this Agreement is in lieu of, and not in addition to, any benefits to which the Executive may otherwise be entitled under any other agreement between the Executive and the Company in respect of severance or termination pay or benefits (other than such pay or benefits payable with respect to cash or equity-based incentive arrangements), or any Company severance plan, policy or program, or other corporate documents of any type, including any individually negotiated severance provisions as part of any offer letter or employment agreement between the Company and the Executive (collectively, “Other Agreements”). The Change in Control Payment provided in this Agreement is intended to supersede and replace any severance pay and benefits (other than such pay or benefits payable with respect to cash or equity-based incentive arrangements) to which the Executive may otherwise be entitled as a result of any termination from employment, and by executing this Agreement the Executive agrees to waive, forego and forever relinquish any right or entitlement to receive compensation or benefits under any Other Agreements. This waiver and relinquishment is in consideration for the right to the Change in Control Payment under the terms of this Agreement, which is in addition to, the compensation and benefits that the Executive would otherwise be eligible to receive, and applies whether or not the Executive actually receives the Change in Control Payment hereunder. 6. Tax Matters. (a). Tax Liability. The Company makes no representation as to the tax consequences to the Executive of the transactions contemplated by this Agreement, which will be the sole responsibility of the Executive. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with this Agreement or payments made hereunder, including with regard to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Company or any successor does not commit, and is not under any obligation, to structure the Agreement to reduce or eliminate the Executive’s tax liability. All payments or benefits provided under this Agreement are subject to any applicable employment or tax withholdings or deductions. As a condition precedent to the Executive receiving any payments under this Agreement, the Executive (or his or her beneficiaries) hereby authorizes the Company, any successor thereto, and/or the purchaser in a Change in Control, as applicable, to withhold from the cash payable to the Executive an amount sufficient to satisfy any tax withholding obligation, whether federal, state, local or non-U.S., including any and all employment tax obligations. (b). Section 409A of the Code. The Parties hereby agree that it is their intention that all payments or benefits provided under this Agreement be exempt from, or if not so exempt, comply with, Section 409A of the Code and the Treasury Regulations and other guidance promulgated thereunder (“Section 409A”) and this Agreement shall at all times be interpreted accordingly. Notwithstanding any other provision in this Agreement to the contrary, the Company and any successor thereto will have the right, in its sole discretion, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as it determines is necessary or appropriate for this Agreement to

4 comply with Section 409A. Each payment the Executive may receive under this Agreement will be treated as a “separate payment” for purposes of Section 409A. To the extent that any payments hereunder are subject to Section 409A, the following shall apply, to the extent required by Section 409A: (a) in no event may the Executive designate, directly or indirectly, the calendar year of any payment to be made hereunder; (b) in no event will the Executive be considered to have terminated employment with the Company for purposes of receipt of the Change in Control Payment hereof, unless the Executive would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A; (c) neither the Company nor any successor thereto nor the Executive will have the right to accelerate or defer the delivery of any payments except to the extent specifically permitted or required by Section 409A; (d) in the event that the Executive is a “specified employee” within the meaning of Section 409A, payments which constitute a “deferral of compensation” under Section 409A and which would otherwise become due during the first six months following the Executive’s separation from service (as defined in Section 409A) shall be delayed and all such delayed payments shall be paid no earlier than the date that is six (6) months following the Executive’s separation from service (or, if earlier, the date of death). 7. Successors and Assigns; Transferability of this Agreement. The terms of this Agreement are binding upon the executors, administrators, heirs, successors and transferees of the Executive. The Executive will not assign any of his or her rights hereunder without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion. The Company may not assign its respective obligations under this Agreement without the written consent of the Executive, unless the assignment is to an affiliate of the Company or to a purchaser or successor in a Change in Control. 8. Termination. This Agreement shall terminate on the next December 31 following the Effective Date; provided that, on the first December 31 following the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the “Renewal Date”), unless previously terminated, this Agreement shall be automatically extended for one additional year, from year to year unless at least 30 days prior to any Renewal Date, the Company shall give notice to the Executive that the Agreement shall not be so extended, in which case this Agreement shall terminate on such next December 31 (the “Expiration Date”); provided, that no such notice may be provided by the Company to the Executive during the Protection Period. 9. No Implied Employment Contract. The Agreement will not be deemed (a) to give the Executive any right to be retained in the employ of the Company or its successors, or (b) to interfere with the right of the Company or its successors to discharge the Executive at any time and for any reason, which right is hereby reserved. 10. Confidentiality. The Executive will not, at any time whether during or after the Executive’s termination of employment, (i) disclose to anyone, without proper authorization from the Company, or (ii) use, for the Executive’s or another’s benefit, any confidential or proprietary information of the Company or its subsidiaries, which may include trade secrets, business plans or outlooks, financial data, marketing or sales programs, customer lists, brand formulations, training and operations manuals, products or price strategies, mergers, acquisitions, and/or Company or its

5 subsidiaries’ personnel issues. The Executive is hereby notified that the immunity provisions in Section 1833 of title 18 of the United States Code provide that an individual cannot be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (1) in confidence to federal, state or local government officials, either directly or indirectly, or to an attorney, and is solely for the purpose of reporting or investigating a suspected violation of the law, (2) under seal in a complaint or other document filed in a lawsuit or other proceeding, or (3) to the Executive’s attorney in connection with a lawsuit for retaliation for reporting a suspected violation of law (and the trade secret may be used in the court proceedings for such lawsuit) as long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order. Nothing in this Section 10 is intended to, and shall not, restrict or limit the Executive from exercising the Executive’s protected rights or restrict or limit the Executive from providing information in response to a subpoena, other legal process or to a governmental or regulatory body or in the event of litigation between the Executive and the Company or its affiliates, or prohibit the Executive from making statements or engaging in any other activities or conduct protected by the National Labor Relations Act. For the avoidance of doubt, nothing herein shall be construed to prevent or limit the Executive from recovering a bounty or award for providing information to any governmental authority concerning any suspected violation of law. 11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein. 12. Administration and Interpretation. Any question or dispute regarding the interpretation of this Agreement will be decided in the sole discretion of the Board (excluding the Executive from any such deliberations) and such determination will be final, conclusive and binding on all Parties. 13. Corporate Authority. Company represents and warrants that the execution and delivery of this Agreement has been duly and properly authorized by the Board and that when so executed and delivered this Agreement shall constitute the lawful and binding obligation of the Company. 14. Amendments; Waiver. No amendments or additions to this Agreement or waiver of any provision of this Agreement shall be binding unless made in writing and signed by all of the Parties, except as herein otherwise specifically provided. 15. Headings; Section References. The section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit or interpret the scope of this Agreement or of any particular section. Unless otherwise indicated, all sections referred to herein are sections of this Agreement. 16. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of New York shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise, without regard to conflict of laws principles thereof.

6 17. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the Parties, shall constitute the entire agreement between the Parties hereto with respect to the matters addressed herein and shall supersede all previous agreements with respect to such matters. 18. Counterparts/Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all of the parties reflected hereon as the signatories. Photographic, faxed or PDF copies of such signed counterparts may be used in lieu of the originals for any purpose. The words “executed,” “signature,” “signatories,” and words of like import in this Agreement or in any signed amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 19. Federal Deposit Insurance Act Compliance. Anything in this Agreement to the contrary notwithstanding, the Company will not be obligated to make any payment hereunder that would be prohibited as a “golden parachute payment” or “indemnification payment” under Section 18(k) of the Federal Deposit Insurance Act. 20. Clawback/Recapture Policy. Any compensation that is awarded, earned or vested by the Executive pursuant to this Agreement is subject to any policies, including any clawback, recoupment or stock ownership policies, which are in effect at the Company from time to time. Any portion of such compensation that is awarded, earned or vested by the Executive pursuant to this Agreement is subject to forfeiture, recovery by the Company or other action pursuant to any policies which the Company may adopt from time to time pursuant to laws or regulations, including without limitation, any such policy which the Company may be required to adopt under applicable law. [Signature page follows]

[Signature Page to Change in Control Agreement] IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first hereinabove written. NEWTEKONE, INC. By: Barry Sloane, Chief Executive Officer EXECUTIVE By: [*]